UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2007
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Press Release dated November 14, 2007

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On November 14, 2007, U.S. Bancorp announced that it would restate its previously reported earnings for the third quarter of 2007 as a result of a subsequent event, the recently announced settlement of a class action lawsuit and developments related to Visa Inc. (“Visa”).
On October 3, 2007, Visa completed its reorganization in preparation for its initial public offering (“IPO”) expected to occur in the first quarter of 2008. As part of this reorganization, U.S. Bancorp received its proportionate number of Class USA shares of Visa Inc. common stock. In connection with the IPO, it is expected that a portion of these shares will be redeemed for cash, with the remaining shares to be converted to Class A shares three years after the IPO or upon settlement of certain covered litigation, whichever is later. Additionally, Visa is expected to set aside a portion of the proceeds from the IPO in an escrow account to fund this litigation as well as certain other litigation judgments or settlements that may occur.
On November 7, 2007, after the close of business, Visa announced that it had reached a settlement with American Express related to an antitrust lawsuit to which U.S. Bancorp is a party. Also, on November 7, the Company submitted its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for filing, which filing became effective on November 8. In addition, late in the day on November 7, the Company received preliminary guidance from the SEC accounting staff with respect to the appropriate accounting treatment with respect to a number of accounting issues arising out of the Visa reorganization in response to a request submitted by the Company and a number of other banks. Over the next few days, the Company reviewed, with its independent auditors the appropriate accounting treatment for this settlement in light of this guidance. As a result of this review, U.S. Bancorp will restate its third quarter results to record a $115 million charge for its proportionate share of the settlement of the American Express litigation. The determination to record this charge was made on November 13, 2007 by U.S. Bancorp’s management in concurrence with the Audit Committee of the Board of Directors. Management and the Audit Committee discussed this determination with Ernst & Young LLP, the company’s independent accountants. U.S. Bancorp anticipates that its proportionate share of the proceeds of the planned Visa IPO will more than offset this charge.
As a result of the settlement, previously reported net income for the third quarter of 2007 of $1,176 million, or $.67 per diluted common share, will be revised to report net income of $1,096 million, or $.62 per diluted common share. Previously reported net income for the first nine months of 2007 of $3,462 million, or $1.94 per diluted common share, will be revised to report net income of $3,382 million, or $1.89 per diluted common share. U.S. Bancorp expects to file its amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, by November 19, 2007.
A copy of the press release dated November 14, 2007, announcing the matters described above is filed herewith as Exhibit 99.1 and is incorporated in this Current Report on Form 8-K by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
     99.1 Press Release dated November 14, 2007
* * *

Forward-Looking Statements
The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:
This Current Report on Form 8-K contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, effects of mergers and acquisitions and related integration, effects of critical accounting policies and judgments, and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk and uncertainty regarding consummation of the planned Visa IPO. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2006, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile.” Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By	/s/ Terrance R. Dolan
Terrance R. Dolan
Executive Vice President and Controller

DATE: November 14, 2007